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                                                                    Exhibit 3.86

                                     [logo]
                                     CANADA


CERTIFICATE OF CONTINUANCE                            CERTIFICAT DE CONTINUATION

CANADA BUSINESS                                         LOI SUR LES CORPORATIONS
CORPORATIONS ACT                                        COMMERCIALES CANADLENNES



     CENTRE D'INFORMATION RX LTEE
     RX INFORMATION CENTRE LTD.                                      38128
    --------------------------------------------------------   -----------------------------------------
          Name of Corporation - Nom de la corporation                   Number - Numero

     I hereby certify that the above-mentioned           Je certifie par les presentes que la
     Corporation was continued under Section 181 of      corporation mentionnee ci-haut a ete continuee
     the Canada Business Corporations Act as set out     en vertu de l'article 181 de la Loi sur les
     in the attached articles of Continuance             corporations commerciales canadiennes, tel
                                                         qu'indique dans les statuts de continuation
                                                         ci-joints.


                     [signed]                               May 4, 1979
      Assistant Director - Directeur Adjoint               Date of Continuance - Date de la continuation

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
              CANADA BUSINESS                           [logo]                 LOI SUR LES SOCIETES
              CORPORATIONS ACT                                               COMMERCIALES CANADIENNES
                  FORM 11                                                           FORMULE 11
          ARTICLES OF CONTINUANCE                                             STATUTS DE CONTINUATION
               (SECTION 181)                                                      (ARTICLE 181)
----------------------------------------------------------------------------------------------------------------------
 1 - Name of Corporation                                     Denomination de la societe

 CENTRE D'INFORMATION RX LTEE
 RX INFORMATION CENTRE LTD.

----------------------------------------------------------------------------------------------------------------------
 2 - The place in Canada where the registered office         Lieu au Canada ou doit etre situe le siege social
 is to be situated

 City of Longueuil, province of Quebec

----------------------------------------------------------------------------------------------------------------------
 3 - The classes and any maximum number of shares that       Categories et tout nombre maximal d'actions que la
 the corporation is authorized to issue                      corporation est autorisee a emettre

 The Corporation is authorized to issue preferred and common shares, all without par value, which shall respectively carry and be subject to the rights, privileges, restrictions and conditions stated in Schedule 1 attached herewith and forming an integral part of this Form.

----------------------------------------------------------------------------------------------------------------------
 4 - Restrictions if any on share transfers                  Restrictions sur le transfert des actions s'il y a lieu

 No shares in the capital of the corporation shall be transferred without the consent of the majority of the holders of voting shares issued and outstanding of the Corporation.

----------------------------------------------------------------------------------------------------------------------
 5 - Number (or minimum and maximum number) of directors     Nombre (ou nombre minimum et maximum) d'administrateurs
Minimum 1 and maximum 7

----------------------------------------------------------------------------------------------------------------------
 6 - Restrictions if any on businesses the corporation       Restrictions imposees quant aux entreprises que la
 may carry on                                                corporation peut exploiter, s'il y a lieu

 Not applicable

----------------------------------------------------------------------------------------------------------------------
 7 - If change of name effected previous name                Si changement de nom a ete opere nom anterieur

 Not applicable
----------------------------------------------------------------------------------------------------------------------
 8 - Other provisions if any                                 Autres dispositions s'il y a lieu


 Schedules 2 and 3 attached herewith are an integral part of this Form.


----------------------------------------------------------------------------------------------------------------------
 Date                             Signature                   Description of Office - Description du poste
 April *5, 1979                   [signed]                                    Director
----------------------------------------------------------------------------------------------------------------------
 FOR DEPARTMENT USE ONLY                                  A L'USAGE DU MINISTERE SEULEMENT
----------------------------------------------------------------------------------------------------------------------
 Corporation No - N DEG. de la corporation                Filed - Deposee
                                           38128            May *, 1979

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                                   SCHEDULE 1


PREFERRED SHARES

   1. The holders of preferred shares shall be entitled to receive for each fiscal year of the Corporation fixed non-cumulative preferential dividends at the rate of 8 % per year on the amount paid up on said preferred shares, but the said holders of preferred shares shall not be entitled to otherwise participate in the profits or excess assets of the Corporation.

   2. Subject to the provisions of the Canada Business Corporations Act, the Corporation shall have the right to redeem all or any of the preferred shares at a price equal to the amount paid up on such shares, plus an amount equal to any dividends then declared thereon and remaining unpaid. Subject to the provisions of the Canada Business Corporations Act, the Corporation shall also have the right, at its discretion, to purchase for cancellation all or any of the preferred shares at a price to be determined by the Board of directors of the Corporation, but not exceeding the redemption price as stated above.

   3. Subject to the provisions of the Canada Business Corporations Act, the holders of preferred shares shall not be entitled to vote, except as stated hereafter.

   4. In the event of the dissolution or liquidation of the Corporation, the holders of preferred shares shall be entitled to receive, in priority to the holders of any other class of shares of the Corporation, the amount paid up on such shares, plus an amount equal to all dividends declared thereon and remaining unpaid.

   5. As long as there are outstanding preferred shares, the Corporation shall not, except with the approval expressed by resolution passed by at least 2/3 of the votes cast by the holders of the said preferred shares at a meeting or in a document signed by all of the said holders, create any other shares ranking pari passu or prior to the preferred shares, voluntarily liquidate or dissolve the Corporation or reduce the capital of the Corporation in favor of other shares, or repeal, amend or otherwise alter the privileges and rights of the preferred shares.

COMMON SHARES

   1. The holders of common shares shall be entitled to vote at all meetings of the shareholders of the Corporation, except those where only the holders of preferred shares are entitled to vote.

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   2.   Subject to the prior rights of the holders of preferred shares, the holders of common shares shall be entitled to participate in the profits of the Corporation and to receive dividends as determined and declared from time to time by the Board of directors of the Corporation.

   3. In the event of the liquidation or dissolution of the Corporation, subject to the prior rights of the holders of preferred shares, the holders of common shares shall be entitled to receive the balance of the assets of the Corporation.

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                                   SCHEDULE 2

The directors of the Corporation may, when considered necessary by them and when authorized by way of a by-law approved by at least two thirds of the votes cast by the holders of preferred shares present or represented at a general meeting duly called for this purpose:

          a)   borrow money upon the credit of the Corporation;

          b) issue bonds, debentures or any other securities of the Corporation and pledge or sell them at prices and for amounts deemed reasonable;

          c) notwithstanding the provisions of the Civil Code of the province of Quebec, mortgage, hypothecate, pledge, charge, transfer or assign any property, movable or immovable, present or future, of the Corporation, to secure the said obligations, debentures or other securities, or provide a part only of the guarantees for the same purposes; and establish the mortgage, hypothec, pledge, charge, transfer or assignment mentioned above by way of a trust deed, in accordance with Sections 23, 24 and 25 of the Special Corporate Powers Act (Quebec) (R.S.Q. 1964, c. 2), or in any other way;

          d) mortgage the immovables or hypothecate or otherwise pledge, in any way whatsoever, the movable property of the Corporation, or give various guarantees to secure the payment of the loans made in a manner other than by the issue of bonds, debentures or other securities, as well as the payment or performance of any other debt, contract or undertaking of the Corporation.

The foregoing limitations and restrictions do not apply to the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

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                                   SCHEDULE 3

   1. The number of shareholders of the Corporation is limited to fifty (50), not including persons who are in the employment of the Corporation and persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment, to be shareholders of the Corporation, two (2) or more persons holding one (1) or more shares jointly being counted as a single shareholder.

   2. Any invitation to the public to subscribe for any securities issued by the Corporation is prohibited.

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                                     [logo]

                                     Canada


                                 LETTERS PATENT


                                  incorporating


                          CENTRE D'INFORMATION RX LTEE
                           RX INFORMATION CENTRE LTD.

                             (as a Private Company)


                              DATED August 11, 1972


                      -------------------------------------

                             DEPARTMENT OF CONSUMER
                              AND CORPORATE AFFAIRS


                              Registration division
                              Ottawa, July 28, 1986


               I hereby certify that the enclosed is a true copy of the original Letters Patent as registered in Film 315, Document 145.


                                    [signed]
                       Deputy Registrar General of Canada
[seal]

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                                     [logo]

                                     CANADA


                                 LETTERS PATENT


WHEREAS an application has been made to incorporate a company under the name of

                          CENTRE D'INFORMATION RX LTEE
                           RX INFORMATION CENTRE LTD.
                                (Private Company)

CONSEQUENTLY the Minister of Consumer and Corporate Affairs, by the power vested in him by the Canada Corporations Act, constitutes the applicants and all others who may become shareholders in the Company a body corporate and politic in accordance with the provisions of the said Act. A copy of the said application is attached herewith and is an integral part thereof.

GIVEN under the seal of office this eleventh day of August, one thousand nine hundred and seventy-two.


                                         [signed]
                                    For the Minister of
                              Consumer and Corporate Affairs


                              RECORDED September 13, 1972


                              Film 315      Document 145


                                         [signed]
                              Deputy Registrar General of Canada

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               APPLICATION FOR INCORPORATION UNDER THE PROVISIONS
                    OF PART I OF THE CANADA CORPORATIONS ACT


TO THE MINISTER OF CONSUMER AND CORPORATE AFFAIRS:


                                      - I -


This application submitted by:

MAURICE MARTEL, Q.C.                1301 St-Viateur West
Lawyer,                             Outremont, P.Q.

PAUL MARTEL,                        2760 Van Horne
Lawyer,                             Apt. 8, Montreal, P.Q.

LUCILLE ROY,                        34 Gilles St.
wife of Jean-Claude Blais,          Ste-Therese-Ouest, P.Q.
Secretary,


respectfully states the following:


                                     - II -


     The undersigned applicants, each of whom has reached the age of twenty-one years, wish to obtain letters patent under the provisions of Part I of the CANADA CORPORATIONS ACT, constituting the applicants and other persons who may become shareholders of the Company so created as a body corporate and politic under the name of

                          CENTRE D'INFORMATION RX LTEE
                           RX INFORMATION CENTRE LTD.

     The undersigned have ascertained and ensured that the proposed corporate name under which the application for incorporation is submitted is not identified with nor similar to the name under which any other existent company, corporation, association or firm does business in Canada or is incorporated pursuant to the laws of Canada or of one of its provinces, or does not resemble such a name to the point where it could be misleading, and is not a name otherwise likely to raise objections for reasons of public order.


                                     - III -


     The incorporation of the proposed Company is requested for the following purposes:

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       To engage in human resource planning and consulting in the fields of information technology, cybernetics, organization and procedures, administration and financial management, and standardization, adequacy and coordination of construction and equipment supply techniques for purposes of social investments and more particularly regarding pharmacists.

     The HEAD OFFICE of the proposed Company will be in Montreal, at 445 St-Laurent Boulevard, in the judicial district of Montreal, Province of Quebec.


                                     - IV -


     The authorized SHARE CAPITAL of the Company will consist of 200,000 common shares with no par value and 300,000 preferred shares with a par value of $1. The total consideration for which the common shares with no par value will be issued shall not exceed the amount of $200,000 or any greater amount that the Board of directors of the Company may determine and that has received the approval of the Minister of Consumer and Corporate Affairs upon payment of the required fees.

     The following privileges and restrictions are attached to the preferred shares:


       A. - The holders of preferred shares shall be entitled to receive, on a priority basis over the holders of the Company's common shares, a fixed, preferred, non-cumulative dividend of six percent (6%) per year on the amount paid; such dividend shall be payable at the time and in the manner determined by the directors;

       B. - Upon dissolution or liquidation or any another distribution of property, the preferred shares shall have priority over the Company's common shares as to payment of capital and to dividends declared but remaining unpaid;

       C. - Holders of preferred shares shall not otherwise participate in the profits or excess assets of the Company;

       D. - The holders of preferred shares shall not as such be entitled to receive notice of meetings of shareholders or to attend or vote at such meetings, except regarding matters likely to affect the privileges, priorities and rights attached to said preferred shares and resolutions in connection with the liquidation of the Company;

            The right to receive notice of meetings of shareholders and to attend and vote at such meetings shall however be granted to holders of preferred shares, at a rate of one (1) vote per preferred share held, every time the Company fails to pay a dividend at the prescribed rate for two (2) consecutive years. Upon payment of a complete annual dividend, such voting right shall cease until a similar default occurs again;

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       E. - Subject to the provisions of Subsection (3) of Section 52 of the
       CANADA CORPORATIONS ACT, the preferred shares may be redeemed for cancellation out of capital upon a thirty-day written notice, at a price which shall include the amount paid as well as any declared dividends remaining unpaid. Any partial redemption shall be made pro rata to the number of preferred shares held by all the shareholders, excluding any fractions of shares. Redeemed preferred shares shall be cancelled and not reissued, and the share capital of the Company shall be reduced accordingly upon filing of the notice mentioned in Section 63 of the said Act;

       F. - Subject to the provisions of Section 62 of the CANADA CORPORATIONS ACT, the Company shall be entitled, at the discretion of its Board of directors, at any time, to purchase for cancellation all or part of the issued preferred shares, upon such shares being surrendered to the Company following a call for purchase addressed to all of the holders of preferred shares, at the lowest price at which, in the opinion of the directors, such shares can be obtained, but not exceeding the amount paid for such shares including all dividends declared and remaining unpaid. If, in response to a call for purchase, two (2) or more holders offer to render their shares at the same price and such offers are accepted by the Company, in whole or in part, then, unless the Company accepts all of such offers entirely, it shall accept the offers in parts as proportionate as possible to the number of shares included in each offer. The purchased preferred shares shall be retired as of the date of their purchase and shall not be reissued;

       G. - No issue of preferred shares ranking pari passu or prior to the above-mentioned preferred shares shall be authorized and the above provisions regarding the preferred shares shall not be amended, unless such issue or amendment shall have been approved by the vote of the holders of at least three quarters (3/4) in value of the preferred shares present at a special general meeting called for such purpose, in addition to the other formalities provided by the CANADA CORPORATIONS ACT.


                                      - V -


     The Company shall be incorporated as a "private company" with the following restrictions:


       1. - No transfer of shares of the share capital of the Company shall be effected without the consent of its Board of directors given by way of resolution.

       2. - The number of the Company's shareholders shall be limited to fifty
       (50), not including persons who are in the employment of the Company and persons who, having been formerly in the employment of the Company, were, while in that employment, and have continued after the termination of that employment, to be shareholders of the Company, two (2) or more persons holding one (1) or more shares jointly being counted as a single shareholder.

       3. - Any invitation to the public to subscribe for any shares or debentures of the Company is prohibited.


                                     - VI -


     In addition to the powers granted to the Company under Section 16 of the CANADA CORPORATIONS ACT, the Company shall hold the following powers:


       (a) The Company shall be entitled to pay a commission to any person in consideration for subscribing or agreeing to subscribe, absolutely or conditionally, for shares in the share capital of the Company, or obtaining or agreeing to obtain subscriptions, absolutely or conditionally, for shares of the Company, provided, however, that if such shares have a par value, such commission, whether it be in cash or shares, shall not exceed fifteen percent (15%) of the par value of such shares, and that if such shares have no par value, such commission shall not exceed, where it is in cash, fifteen percent (15%) of the consideration for which such shares are issued, and where it is in shares, fifteen percent (15%) of the number of shares then subscribed for.

       (b) The directors of the Company may be relieved of their duties by way of resolution adopted by a simple majority at a special general meeting of shareholders duly called for such purpose.

       (c) In accordance with the provisions of Section 65 of such Act, when authorized by way of a by-law duly passed by the directors and sanctioned by at least two thirds (2/3) of the votes cast at a special general meeting of shareholders duly called for considering the by-law, the directors of the Company may, from time to time:

          1. - borrow money upon the credit of the Company;

          2. - limit or increase the amount to be borrowed;

          3. - issue debentures or other securities of the Company;

          4. - pledge or sell such debentures or other securities for such sums and at such prices as may be deemed expedient; and

          5. - secure any such debentures or other securities, or any other present or future borrowing or liability of the Company, by mortgage, hypothec, charge or pledge of all or any currently owned or subsequently acquired real and personal, movable and immovable, property of the Company, and the undertaking and rights of the Company.

     Any such by-law may provide for the delegation of such powers by the directors to such officers or directors of the Company to such extent and in such manner as may be set out in the by-law


                                     - VII -


     The name, address and profession of each of the applicants are stated below:

MAURICE MARTEL, Q.C.                1301 St-Viateur West
Lawyer                              Outremont, P.Q.

PAUL MARTEL,                        2760 Van Horne
Lawyer                              Apt. 8, Montreal, P.Q.

LUCILLE ROY,                        34 Gilles St.
wife of Jean-Claude Blais,          Ste-Therese-Ouest, P.Q.
Secretary

The above applicants shall be the initial directors of the Company.


                                    - VIII -


     The applicants, severally and not jointly, subscribe for and agree to accept the shares of the share capital of the Company indicated opposite their names as recorded below and agree to become shareholders of the Company up to such amounts:

MAURICE MARTEL               1 common share without par value
                             issued for $1.00

PAUL MARTEL                  1 common share without par value
                             issued for $1.00

LUCILLE ROY                  1 common share without par value
                             issued for $1.00

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                                     - IX -


     The undersigned therefore request that a charter be issued constituting the applicants and other persons who may become shareholders of the Company as a body corporate and politic for the above-mentioned purposes.


     Signed at Montreal, this 7th day of August, 1972.


                                           [signed] Maurice Martel
                                          --------------------------------------


                                           [signed] Paul Martel
                                          --------------------------------------


                                           [signed] Lucille Roy
                                          --------------------------------------


[signed] Fernande Paquin
-----------------------------------------
Witness